As filed with the Securities and Exchange Commission on March 9, 2021
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRICKELL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	93-0948554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. Brown
Chief Executive Officer
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Daniel L. Boeglin
Jonathan R. Zimmerman
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Telephone: (612) 766-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Offering by Brickell Biotech, Inc.
Common Stock	(1)(2)	(1)	(1)(2)
Preferred Stock	(1)(2)	(1)	(1)(2)
Debt Securities	(1)	(1)	(1)
Stock Purchase Contracts	(1)	(1)	(1)
Warrants	(1)	(1)	(1)
Rights	(1)	(1)	(1)
Units	(1)	(1)	(1)
Total for Offering			$150,000,000 (3)	$16,365 (4)(5)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.

(3)	No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, depositary shares or preferred stock or upon exercise of common stock warrants registered in the offering hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $150,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(5)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminable number of additional shares of common stock that may become issuable by reason of any stock split, stock dividend, recapitalization, or similar transaction that is effected without the receipt of consideration and results in an increase in the number of shares of the common stock that are outstanding.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

(1)    A base prospectus, which covers the offering, issuance and sale of such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of stock purchase contracts, warrants, rights or units, which together shall have an aggregate initial offering price not to exceed $150,000,000; and

(2)    A sales agreement prospectus relating to the sale by Oppenheimer & Co. Inc. and William Blair & Company, L.L.C. (together, the “Agents”) of common stock having an aggregate offering price of $50,000,000 from time to time under a sales agreement with the Agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Company under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement with the Agents, any portion of the $50,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2021

PROSPECTUS

Brickell Biotech, Inc.

$150,000,000
Common Stock
Preferred Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, debt securities, stock purchase contracts, warrants, rights and units of the Company, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and the applicable prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used by us to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of the securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BBI”. On March 8, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.14.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in the applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 8 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $150.0 million. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and the applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”
To the extent required by applicable law, each time we sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date —for example, a document incorporated by reference in this prospectus or the applicable prospectus supplement — the statement in the later-dated document automatically modifies and supersedes the earlier statement. We urge you to carefully read this prospectus and the applicable prospectus supplement, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” and any free writing prospectus that we prepare and distribute.
You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein and therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
This prospectus incorporates by reference, and the applicable prospectus supplement or any free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors and evolution over time.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate and complete as of the date on its respective cover, and that any information incorporated by reference is accurate and complete only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Except as otherwise indicated herein or as the context otherwise requires, references to “Brickell,” “the Company,” “we,” “us” and “our” refer to Brickell Biotech, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (https://www.brickellbio.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(1)the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
(2)the registrant’s Current Reports on Form 8-K filed on February 26, 2021; and
(3)the description of the registrant’s common stock contained in Exhibit 99.3 to the registration statement on Form S-8 that the registrant filed with the SEC on September 10, 2019, including any amendment or report that the registrant may file for the purpose of updating such description.
We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed, to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Brickell Biotech, Inc.
c/o Corporate Secretary
5777 Central Avenue
Suite 102
Boulder, CO 80301
(720) 505-4755
Email: IR@brickellbio.com
You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates of those documents.

PROSPECTUS SUMMARY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, before making an investment decision.
Overview
We are a clinical-stage pharmaceutical company focused on the development of innovative and differentiated prescription therapeutics for debilitating skin diseases with a focus on our lead asset for the treatment of hyperhidrosis. Our executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta®, and Juvederm®.
Our pivotal Phase 3 clinical-stage investigational product candidate, sofpironium bromide, is a new chemical entity that belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including activation of the sweat glands. Sofpironium bromide was retrometabolically designed. Retrometabolic drugs are designed to exert their action locally and are potentially rapidly metabolized to a less active form once absorbed into the blood. This proposed mechanism of action may allow for potentially highly effective doses to be used while limiting systemic side effects. We intend to develop sofpironium bromide as a potential best-in-class, self-administered, once daily, topical therapy for the treatment of primary axillary (underarm) hyperhidrosis.
Hyperhidrosis is a life-altering condition of sweating beyond what is physiologically necessary for thermoregulation of the body. It is believed to be caused by an overactive cholinergic response of the sweat glands and affects an estimated 15.3 million, or 4.8%, of the United States (“U.S.”) population. According to a 2016 update on the prevalence and severity of hyperhidrosis in the U.S. by Doolittle et al., axillary hyperhidrosis, which is the targeted first potential indication for sofpironium bromide, is the most common occurrence of hyperhidrosis, affecting approximately 65% of patients, or an estimated 10 million individuals, in the U.S.
We are currently developing sofpironium bromide in the U.S. for the treatment of primary axillary hyperhidrosis. In the fourth quarter of 2020, we initiated the pivotal Phase 3 program for sofpironium bromide, which is comprised of two pivotal Phase 3 clinical trials (Cardigan I and II) to evaluate the safety and efficacy of sofpironium bromide gel, 15% compared to vehicle (placebo) in approximately 350 subjects (per trial) aged nine years or older with primary axillary hyperhidrosis in the U.S. We expect to report topline results from the pivotal Phase 3 program in the fourth quarter of 2021. If successful, the results from these studies are expected to form the basis of a prospective new drug application in the U.S. with the U.S. Food and Drug Administration for the treatment of primary axillary hyperhidrosis.
Our Corporate Information
Our corporate headquarters are located in Boulder, Colorado, where we occupy facilities totaling approximately 3,038 square feet under a lease agreement that expires in October 2021 and includes two additional three-year renewal options. We use our current facilities primarily for research and development and general and administrative personnel. Our telephone number is (720) 505-4755, and our website address is https://www.brickellbio.com. Information contained on our website is not a part of this prospectus, you should not consider information contained on our website in deciding whether to purchase our securities and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, other than statements of historical fact, including statements relating to future financial, business, and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, our strategy, future operations, future financial position, future liquidity, future revenue, projected expenses, results of operations, the anticipated timing, scope, design, progress, results and/or reporting of data of ongoing and future non-clinical studies and clinical trials, intellectual property rights, including the validity, term, and enforceability of such, the expected timing and/or results of regulatory submissions and approvals, and prospects for commercializing any of Brickell’s product candidates, or research collaborations with, or actions of, its partners, including in Japan, the U.S. or any other country, are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” “looking forward” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.
We based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and under a similar heading in any other annual, periodic or current report we may file with the SEC in the future. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge quickly and from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, or in our Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.
You should read carefully the factors described in the “Risk Factors” section of this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings and on our website.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as the applicable prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in the applicable prospectus supplement or any free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, the repayment or refinancing of indebtedness and other investments or business development opportunities. Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended (the “Certificate”), and amended and restated bylaws (the “Bylaws”). It also summarizes some relevant provisions of the Delaware General Corporation Law (the “DGCL”). Since the terms of our Certificate, our Bylaws and the DGCL are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and the DGCL. If you would like to read our Certificate or our Bylaws, they are on file with the SEC. See the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” contained elsewhere.
As of December 31, 2020, our Certificate authorized us to issue 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2020, we had 53,551,461 shares of common stock and no shares of preferred stock outstanding and warrants outstanding to purchase (i) one share of our common stock at an exercise price of $0.07 per share; (ii) 490,683 shares of our common stock at an exercise price of $10.36 per share; (iii) 9,005 shares of our common stock at an exercise price of $33.31 per share; (iv) 17,500,000 shares of our common stock at an exercise price of $1.25 per share; (v) 1,556,420 shares of our common stock at an exercise price of $1.16 per share; and (vi) 20,833,322 shares of our common stock at an exercise price of $0.72 per share. As of December 31, 2020, we also had (i) 4,688,625 options issued and outstanding to purchase our common stock at a weighted average exercise price of $4.66 per share and (ii) 143,000 shares of common stock underlying unvested restricted stock units outstanding. As of December 31, 2020, we had 2,062,535 shares remaining available for future grant under the 2020 Omnibus Long-Term Incentive Plan. If the holders of our outstanding stock options and warrants exercise their rights to acquire our common stock, the percentage ownership of our stockholders existing prior to the exercise of such rights will be diluted.
Common Stock
Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. The holders of shares of our common stock are not entitled to cumulate their votes in the election of directors, which means that holders of a majority of the outstanding shares of our common stock can elect all of our directors.
Dividend Rights. The holders of our common stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for such dividends.
Liquidation Rights. In the event of a liquidation, dissolution or winding up of our Company, the holders of our common stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock.
Preemptive Rights. Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and all shares of common stock offered, when issued and paid for, will be, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock.
Preferred Stock
Our Certificate provides that we may issue up to 5,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board of directors has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares in each series, without any vote or action of the stockholders:
•the number of shares;

•the designations, preferences, privileges, and rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and
•any limits or restrictions.
We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, are available for issuance without action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Our board of directors may authorize, without stockholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board of directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our Company. Our board of directors could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.
The Nasdaq Capital Market Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “BBI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219 and its telephone number is (800) 937-5449.
Anti-Takeover Provisions
Our Certificate, Bylaws and certain provisions of the DGCL may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.
Delaware Anti-Takeover Law
We are a Delaware corporation and, as such, we are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person associated with, or controlling, controlled by, or under common control with, the entity or person.
Certificate and Bylaws
Some provisions of our Certificate and Bylaws could also have anti-takeover effects. These provisions:
•provide for a board comprised of three classes of directors with each class serving a staggered three-year term;
•authorize our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval;
•require the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our Certificate;
•require the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our Bylaws;
•provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;
•provide that vacancies on our board of directors and newly created directorships may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and
•do not include a provision for cumulative voting for directors (under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “—Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•The title and type of the debt securities;
•Any limit on the total principal amount of the debt securities of that series;
•The price at which the debt securities will be issued;
•The date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•The maturity date or dates of the debt securities or the method by which those dates can be determined;
•If the debt securities will bear interest:
◦The interest rate on the debt securities or the method by which the interest rate may be determined;
◦The date from which interest will accrue;
◦The record and interest payment dates for the debt securities; and
◦The first interest payment date;
•The place or places where:
◦We can make payments on the debt securities;
◦The debt securities can be surrendered for registration of transfer or exchange; and
◦Notices and demands can be given to us relating to the debt securities and under the applicable indenture;
•Any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;
•Any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;
•Whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;
•If the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;
•Whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “- Book-Entry, Delivery and Form” will not apply to such global securities - a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;
•Whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;
•Whether any additional amounts will be payable;
•The denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;
•Any portion of the principal amount of debt securities that shall be payable upon acceleration;
•The currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;
•Any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

•Whether the provisions described below under the heading “- Defeasance” will not apply to the debt securities;
•Any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;
•Any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;
•The identity of the trustee, security registrar and paying agent for the debt securities;
•Any material tax implications of the debt securities;
•Any special provisions relating to the payment of any additional amounts on the debt securities; and
•Any other terms of the debt securities.
When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Exchange and Transfer
At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “- Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.
We will not be required to:
•Issue, register the transfer of or exchange debt securities to be redeemed for a period of fifteen (15) calendar days preceding the mailing of the relevant notice of redemption; or
•Register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.
Interest and Principal Payments
Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
•By check mailed to the address of the person entitled to payment as shown on the security register; or
•By wire transfer to an account designated by a holder, if the holder has given written notice not later than ten (10) calendar days prior to the applicable interest payment date.
Redemption and Repayment of Debt Securities
Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.
A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least thirty (30) days but not more than forty-five (45) days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.
Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.
Consolidation, Merger or Sale
Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•The resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and
•Immediately after giving effect to the transaction, no event of default under the applicable indenture exists.
If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.
Modification and Waiver
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•A change in the stated maturity date of any payment of principal or interest;
•A reduction in payments due on the debt securities;
•A change in the place of payment or currency in which any payment on the debt securities is payable;
•A limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;
•A reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;
•A reduction in the requirements contained in the applicable indenture for quorum or voting;
•A limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and
•A modification of any of the foregoing requirements contained in the applicable indenture.
Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
•A default in the payment of the principal of or any premium or interest on any debt securities of that series; or
•A default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
•Failure to pay interest on any debt security of that series for thirty (30) days after the payment is due;
•Failure to pay the principal of or any premium on any debt security of that series when due;
•Failure to deposit any sinking fund payment on debt securities of that series when due;
•Failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for ninety (90) days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;
•Certain events in bankruptcy, insolvency or reorganization; or

•Any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•Conducting any proceeding for any remedy available to the trustee; or
•Exercising any trust or power conferred upon the trustee.
The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•The holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;
•The trustee has not started such proceeding within sixty (60) days after receiving the request; and
•The trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those sixty (60) days.
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.
Defeasance
Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•We deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;
•We deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and
•If the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.
When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•Monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or
•Direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.
In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•The applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
•Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “- Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
•Any liability for federal, state, local or other taxes owed or owing by us;
•Our indebtedness to any of our subsidiaries;
•Our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and
•Any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.
If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•The payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and
•Payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.
If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on Senior Debt:
•The holders of subordinated debt securities,
•Together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
•The payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and
•Payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.
Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
We may modify or amend the subordinated indenture as provided under “- Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within ninety (90) days after receiving that notice;
•At any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within ninety (90) days after becoming aware that DTC has ceased to be registered as a clearing agency;
•We in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or
•An event of default with respect to the debt securities represented by that global security has occurred and is continuing.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent, which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•Any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;
•Any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or
•The maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s Participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such, it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary;

however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:
•If applicable, a discussion of material U.S. federal income tax considerations; and
•Any other information we think important about the stock purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•The number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•The designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•The principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•The date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•The terms of any rights to redeem or call the warrants;
•The date on which the right to exercise the warrants will commence and the date on which the right will expire;
•A discussion of certain United States federal income tax consequences applicable to the warrants; and
•Any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled to:
•Vote, consent or receive dividends;
•Receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•Exercise any rights as stockholders of the Company.
As of December 31, 2020, we had warrants outstanding to purchase (i) one share of our common stock at an exercise price of $0.07 per share; (ii) 490,683 shares of our common stock at an exercise price of $10.36 per share; (iii) 9,005 shares of our common stock at an exercise price of $33.31 per share; (iv) 17,500,000 shares of our common stock at an exercise price of $1.25 per share; (v) 1,556,420 shares of our common stock at an exercise price of $1.16 per share; and (vi) 20,833,322 shares of our common stock at an exercise price of $0.72 per share.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•The date of determining the security holders entitled to the rights distribution;
•The aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•The exercise price;
•The conditions to completion of the rights offering;
•The date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•A discussion of certain United States federal income tax consequences applicable to the rights offering.
Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•The title of the series of units;
•Identification and description of the separate constituent securities comprising the units;
•The price or prices at which the units will be issued;
•The date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•A discussion of certain United States federal income tax considerations applicable to the units; and
•Any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The place and time of delivery for securities by us will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Brickell Biotech, Inc. appearing in Brickell Biotech, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 9, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 9, 2021)

Brickell Biotech, Inc.
Up to $50,000,000
Common Stock
We have entered into an At Market Issuance Sales Agreement, or sales agreement, with Oppenheimer & Co. Inc. and William Blair & Company, L.L.C. (each an “Agent,” and together, the “Agents”), relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through the Agents acting as our sales agents, at our discretion.
Our common stock is listed on The Nasdaq Capital Market under the symbol “BBI”. On March 8, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.14.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amount of securities but will act as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will receive compensation in the form of a fixed commission rate of 3% of the gross proceeds from each sale of common stock sold through the Agents pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Oppenheimer & Co.        William Blair
The date of this prospectus supplement is , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The second part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The first part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document incorporated by reference in this prospectus supplement or the accompanying prospectus having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agents have not, authorized any other person to provide you with different information, and neither we nor the Agents take any responsibility for any other information that others may give you.
We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, “Brickell,” the “Company,” “we,” “us” and “our” refer to Brickell Biotech, Inc. and its consolidated subsidiaries, except where the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information incorporated by reference in this prospectus supplement and the information under the heading “Risk Factors” in this prospectus supplement, before making an investment decision.
Overview
We are a clinical-stage pharmaceutical company focused on the development of innovative and differentiated prescription therapeutics for debilitating skin diseases with a focus on our lead asset for the treatment of hyperhidrosis. Our executive management team and board of directors bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, including several that were first-in-class and/or achieved iconic status, such as Cialis®, Taltz®, Gemzar®, Prozac®, Cymbalta®, and Juvederm®.
Our pivotal Phase 3 clinical-stage investigational product candidate, sofpironium bromide, is a new chemical entity that belongs to a class of medications called anticholinergics. Anticholinergics block the action of acetylcholine, a chemical that transmits signals within the nervous system that are responsible for a range of bodily functions, including activation of the sweat glands. Sofpironium bromide was retrometabolically designed. Retrometabolic drugs are designed to exert their action locally and are potentially rapidly metabolized to a less active form once absorbed into the blood. This proposed mechanism of action may allow for potentially highly effective doses to be used while limiting systemic side effects. We intend to develop sofpironium bromide as a potential best-in-class, self-administered, once daily, topical therapy for the treatment of primary axillary (underarm) hyperhidrosis.
Hyperhidrosis is a life-altering condition of sweating beyond what is physiologically necessary for thermoregulation of the body. It is believed to be caused by an overactive cholinergic response of the sweat glands and affects an estimated 15.3 million, or 4.8%, of the U.S. population. According to a 2016 update on the prevalence and severity of hyperhidrosis in the U.S. by Doolittle et al., axillary hyperhidrosis, which is the targeted first potential indication for sofpironium bromide, is the most common occurrence of hyperhidrosis, affecting approximately 65% of patients, or an estimated 10 million individuals, in the U.S.
We are currently developing sofpironium bromide in the U.S. for the treatment of primary axillary hyperhidrosis. In the fourth quarter of 2020, we initiated the pivotal Phase 3 program for sofpironium bromide, which is comprised of two pivotal Phase 3 clinical trials (Cardigan I and II) to evaluate the safety and efficacy of sofpironium bromide gel, 15% compared to vehicle (placebo) in approximately 350 subjects (per trial) aged nine years or older with primary axillary hyperhidrosis in the U.S. We expect to report topline results from the pivotal Phase 3 program in the fourth quarter of 2021. If successful, the results from these studies are expected to form the basis of a prospective new drug application in the U.S. with the U.S. Food and Drug Administration for the treatment of primary axillary hyperhidrosis.
Our Corporate Information
Our corporate headquarters are located in Boulder, Colorado, where we occupy facilities totaling approximately 3,038 square feet under a lease agreement that expires in October 2021 and includes two additional three-year renewal options. We use our current facilities primarily for research and development and general and administrative personnel. Our telephone number is (720) 505-4755, and our website address is https://www.brickellbio.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus, you should not consider information contained on our website in deciding whether to purchase our securities and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain references to our trademarks and trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50.0 million.

Manner of offering	“At the market offering” that may be made from time to time through the Agents, as our sales agents. See “Plan of Distribution” in this prospectus supplement for a more complete description of the manner of offering.

Use of proceeds	We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, the repayment or refinancing of indebtedness and other investments or business development opportunities. See “Use of Proceeds” in this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol	BBI

RISK FACTORS
An investment in our common stock involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus as provided under “Incorporation of Certain Documents by Reference.” In particular, you should consider the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as those risk factors are amended or supplemented by our subsequent filings with the SEC. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Please read “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.  If any of these risks occur, this could expose us to liability, and our business, financial condition or results of operation could be adversely affected. As a result, you could lose all or part of your investment.
Risks Related to This Offering
Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.
We may issue and sell shares of our common stock for aggregate gross proceeds of up to $50.0 million from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.
The public offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming that an aggregate of 43,859,649 shares of our common stock are sold at a price of $1.14 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 8, 2021, for aggregate gross proceeds of up to approximately $50.0 million, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.37 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering and the assumed public offering price. The exercise of outstanding warrants and stock options will result in further dilution of your investment. See the section below entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.
The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.
Our stock price and the stock prices of companies similar to Brickell have been highly volatile. In addition, stock markets generally have recently experienced significant volatility. Our stock price has experienced significant price and volume volatility for the past several years, and our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common stock. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the pharmaceutical industry, changes in market valuation or earnings of our competitors or other small capitalization companies, sales of our common stock by our principal stockholders, and the trading volume of our common stock, or further restrictive regulation of our industry. The historical market prices of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements for certain employees. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock, or recruit and retain key employees.
Moreover, any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of significant fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of extreme volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industry in particular, could have the effect of diverting management’s attention and could materially harm our business.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.
You may experience dilution as a result of this or future offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.
We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.
We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Future credit facilities may also restrict us from paying dividends on our securities. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical fact, including statements relating to future financial, business, and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, our strategy, future operations, future financial position, future liquidity, future revenue, projected expenses, results of operations, the anticipated timing, scope, design, progress, results and/or reporting of data of ongoing and future non-clinical studies and clinical trials, intellectual property rights, including the validity, term, and enforceability of such, the expected timing and/or results of regulatory submissions and approvals, and prospects for commercializing any of Brickell’s product candidates, or research collaborations with, or actions of, its partners, including in Japan, the U.S. or any other country, are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” “looking forward” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.
We based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and under a similar heading in any other annual, periodic or current report we may file with the SEC in the future. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge quickly and from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, or in our Annual Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.
You should read carefully the factors described in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings and on our website.

USE OF PROCEEDS
We intend to use the net proceeds from this offering for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, the repayment or refinancing of indebtedness and other investments or business development opportunities. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.
The amount and timing of our use of the net proceeds from any offerings hereunder will depend upon a number of factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY
We historically have not, and do not anticipate in the future, paying dividends on our common stock. We currently intend to retain all of our future earnings, as applicable, to finance the growth and development of our business. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Subject to these limitations, any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements, Company strategy and other factors that our board of directors considers to be relevant.

DILUTION
If you purchase shares of our common stock in this offering, you will experience dilution to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the public offering price per share paid by purchasers in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2020 was approximately $27.1 million, or $0.51 per share.
After giving further effect to the assumed sale in this offering of $50.0 million of our common stock, at an assumed public offering price of $1.14 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on March 8, 2021, and after deducting the commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2020 would have been $75.4 million, or $0.77 per share of common stock. This represents an immediate increase in the pro forma as adjusted net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.37 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.14
Net tangible book value per share as of December 31, 2020	$0.51
Increase in pro forma net tangible book value per share attributable to this offering	$0.27
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.77
Dilution per share to new investors participating in this offering		$(0.37)
The above table and discussion is based on 53,551,461 shares of common stock outstanding as of December 31, 2020 and exclude the following:
•4,688,625 shares of common stock issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $4.66 per share;
•143,000 shares of common stock underlying unvested restricted stock units outstanding as of December 31, 2020;
•2,062,535 shares of common stock reserved for future issuance under the 2020 Omnibus Long-Term Incentive Plan as of December 31, 2020; and
•40,389,431 shares of common stock issuable upon the exercise of warrants outstanding as of December 31, 2020, of which there were warrants to purchase (i) one share of our common stock at an exercise price of $0.07 per share; (ii) 490,683 shares of our common stock at an exercise price of $10.36 per share; (iii) 9,005 shares of our common stock at an exercise price of $33.31 per share; (iv) 1,556,420 shares of our common stock at an exercise price of $1.16 per share; (v) 17,500,000 shares of our common stock at an exercise price of $1.25 per share; and (vi) 20,833,322 shares of our common stock at an exercise price of $0.72 per share.
To the extent that since December 31, 2020 options or warrants outstanding have been exercised, outstanding restricted stock units have vested or other shares have been issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Oppenheimer & Co. Inc. and William Blair & Company, L.L.C., each an Agent, and together the Agents, under which we may, over a period of time and from time to time, offer and sell shares of our common stock having an aggregate sales price of up to $50.0 million through the Agents, or to the Agents. Sales of our common stock through the Agents, if any, will be made by means of ordinary brokers’ transactions on The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale or at prices related to such prevailing market prices or as otherwise agreed upon by us. The Agents have advised us that they will not engage in any transactions that stabilize the price of our common stock.
The Agents will use their commercially reasonable efforts to sell the common stock offered hereby, from time to time, based upon instructions in a placement notice from us (including any price, time or size limits or other parameters or conditions we may impose). The Agents’ obligations under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We or the Agents may suspend the offering of common stock upon proper notice and subject to other conditions.
The Agents have agreed to provide written confirmation of any sales to us no later than the opening of the trading day on The Nasdaq Capital Market following the trading day on which shares of common stock were sold under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agents in connection with the sales.
We will pay the Agents commissions for their services in acting as agents in the sale of common stock offered hereby. Under the sales agreement, the Agents will be entitled to compensation of 3% of the gross sales price of all shares sold through them as our agents. Also, we have agreed to reimburse the Agents their expenses incurred in connection with this offering, provided expense reimbursement in excess of $50,000 is subject to our approval, such approval not to be unreasonably withheld, conditioned or delayed. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Agents under the terms of the sales agreement, will be approximately $230,000.
If we sell common stock to the Agents, acting as principals, we will set forth the terms of such transactions in the applicable placement notice and, to the extent required by applicable law, we will describe these terms in a separate prospectus supplement or pricing supplement.
Settlement of sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Sales of common stock in this offering, if any, as contemplated by this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon.
We will report at least quarterly the number of shares of common stock sold through or to the Agents under the sales agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales, if any.
From time to time, the Agents and their affiliates have provided, and may in the future provide, various investment banking and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. The Agents and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the course of their businesses, the Agents and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Agents and their affiliates may at any time hold long or short positions in such securities or loans. Oppenheimer & Co. Inc. acted as sales agent under the At Market Issuance Sales Agreement, dated April 14, 2020 (the “2020 ATM Agreement”) and acted as representative of the several underwriters pursuant to the terms of the

Underwriting Agreement dated October 22, 2020 (the “October 2020 Underwriting Agreement”). During the 180-day period prior to the date of this prospectus supplement, we have paid $161,319 in commissions under the 2020 ATM Agreement and $765,000 in commissions under the October 2020 Underwriting Agreement to Oppenheimer & Co. Inc. and Oppenheimer & Co. Inc. also received $80,377 and $75,000 in expense reimbursement for the 2020 ATM Agreement and the October 2020 Underwriting Agreement, respectively.
In connection with the sale of our common stock in this offering, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the common stock being offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Lowenstein Sandler LLP, New York, New York, has acted as counsel to the Agents in connection with this offering.

EXPERTS
The consolidated financial statements of Brickell Biotech, Inc. appearing in Brickell Biotech, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (https://www.brickellbio.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
(1)the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
(2)the registrant’s Current Reports on Form 8-K filed on February 26, 2021; and
(3)the description of the registrant’s common stock contained in Exhibit 99.3 to the registration statement on Form S-8 that the registrant filed with the SEC on September 10, 2019, including any amendment or report that the registrant may file for the purpose of updating such description.
We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the common stock offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or the accompanying prospectus or any free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:

Brickell Biotech, Inc.
c/o Corporate Secretary
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
Email: IR@brickellbio.com
You should rely only on the information incorporated by reference or presented in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on those documents.

Brickell Biotech, Inc.

$50,000,000

Common Stock
______________________________________

PROSPECTUS SUPPLEMENT
______________________________________

Oppenheimer & Co. William Blair

, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various costs and expenses, all of which will be paid by the registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated, except the registration fee required by the SEC and FINRA filing fees:

Registration Fee	$16,365
Fees and Expenses of the Trustee	—	*
Legal Fees and Expenses	—	*
Accounting Fees and Expenses	—	*
FINRA Filing Fees	23,000
The Nasdaq Capital Market Supplemental Listing Fees	—	*
Miscellaneous	—	*
Total	$—	*

(*)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorney’s fees) which such director or officer has actually and reasonably incurred. Article XI(B) of our amended and restated certificate of incorporation, as amended, authorizes our Company to provide indemnification of our directors, officers, agents and any other persons to which applicable law permits our Company to provide indemnification, and Article V of our amended and restated bylaws provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL. In addition, we maintain a policy providing directors’ and officers’ liability insurance.
Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:
•for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•for any transaction from which the director derived an improper personal benefit.
Article XI(A) of our amended and restated certificate of incorporation, as amended, includes such a provision. Moreover, Article V, Section 5 of our amended and restated bylaws provides that expenses incurred by any director, officer, employee or other agent in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by us.
See Item 17 for information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws.

Item 16. Exhibits
The following Exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	At Market Issuance Sales Agreement, dated March 9, 2021, by and among the Company, Oppenheimer & Co. Inc. and William Blair & Company, L.L.C.
3.1	Amended and Restated Certificate of Incorporation, as amended through August 31, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2020)
3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020)
4.1	Description of Registered Securities (incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020)
4.2*	Form of Preferred Stock Certificate
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5*	Form of Warrant Agreement
4.6*	Form of Warrant
4.7*	Form of Rights Agent Agreement (including form of Rights Certificate)
4.8*	Form of Unit Agreement (including form of Unit Certificate)
4.9*	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Faegre Drinker Biddle & Reath LLP (Included in Exhibit 5.1 to the registration statement)
24.1	Power of Attorney (included on signature page to the registration statement)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Senior Indenture filed as Exhibit 4.3 above
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Subordinated Indenture filed as Exhibit 4.4 above

(*)	To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on March 9, 2021.

BRICKELL BIOTECH, INC.

By:	/s/ Robert B. Brown
Robert B. Brown
Chief Executive Officer
POWER OF ATTORNEY
The undersigned directors and/or officers of Brickell Biotech, Inc., a Delaware corporation (the “Company”), do hereby make, constitute and appoint Robert B. Brown and Albert N. Marchio, II, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 9, 2021.

Signature	Title

/s/ Robert B. Brown	Chief Executive Officer and Director
Robert B. Brown	(Principal Executive Officer)

/s/ Albert N. Marchio, II	Chief Financial Officer
Albert N. Marchio, II	(Principal Financial Officer)

/s/ Jose Breton	Controller and Chief Accounting Officer
Jose Breton	(Principal Accounting Officer)

/s/ Reginald L. Hardy	Co-Founder and Chairman of the Board of Directors
Reginald L. Hardy

/s/ Dennison T. Veru	Director
Dennison T. Veru

/s/ Vijay B. Samant	Director
Vijay B. Samant

/s/ Gary A. Lyons	Director
Gary A. Lyons